SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.   )


   Filed by the Registrant      |X|
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   Check the appropriate box:
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                                        |_|  Confidential, for Use of the
                                             Commission Only
                                             (as permitted by Rule 14a-6(e)(2))
   |_| Definitive Proxy Statement
   |_| Definitive Additional Materials
   |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
   |X| No fee required.
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   |_| Check box if any part of the fee is offset as provided  by  Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)      Amount Previously Paid:

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

                   COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
                           500 Glenpointe Centre West
                            Teaneck, New Jersey 07666


                                          April 27, 2000

To Our Stockholders:

      You are most cordially invited to attend the 2000 Annual Meeting of Stockholders of Cognizant Technology Solutions Corporation at 10:00 a.m. local time, on Tuesday, May 23, 2000, at the Teaneck Marriott at Glenpointe, 100 Frank
W. Burr Boulevard, Teaneck, New Jersey.

      The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting.

      It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.

      Thank you for your continued support.


                                          Sincerely,

                                          /s/ Wijeyaraj Mahadeva

                                          Wijeyaraj Mahadeva
                                          Chairman of the Board and
                                          Chief Executive Officer

                  COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
                           500 Glenpointe Centre West
                            Teaneck, New Jersey 07666

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 23, 2000

      The Annual Meeting of Stockholders (the "Meeting") of COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION, a Delaware corporation (the "Company"), will be held at the Teaneck Marriott at Glenpointe, 100 Frank W. Burr Boulevard, Teaneck, New Jersey on Tuesday, May 23, 2000, at 10:00 a.m. local time, for the following purposes:

(1) To elect six directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

(2) To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock from 15,000,000 shares to 25,000,000 shares;

(3) To amend the Company's 1999 Incentive Compensation Plan (the "Incentive Plan") to increase the maximum number of shares of Class A Common Stock available for issuance under the Incentive Plan from 2,000,000 to 3,000,000 shares and to reserve an additional 1,000,000 shares of Class A Common Stock of the Company for issuance upon the exercise of stock options granted or for the issuance of other awards granted under the Incentive Plan;

(4) To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2000; and

(5) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

      Holders of Common Stock, including holders of the Company's Class A Common Stock and Class B Common Stock, of record at the close of business on April 7, 2000 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at the Company's principal executive offices at 500 Glenpointe Centre West, Teaneck, New Jersey 07666 for a period of ten days prior to the meeting and at the Teaneck Marriott at Glenpointe, 100 Frank W. Burr Boulevard, Teaneck, New Jersey on the day of the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, OR BECAUSE YOU HOLD BOTH CLASS A COMMON STOCK AND CLASS B COMMON STOCK, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                          By Order of the Board of Directors

                                          /s/ Gordon Coburn
                                          Gordon Coburn
                                          Secretary

Teaneck, New Jersey
April 27, 2000

        THE COMPANY'S 1999 ANNUAL REPORT ACCOMPANIES THE PROXY STATEMENT.

                   COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
                           500 Glenpointe Centre West
                            Teaneck, New Jersey 07666

                      -------------------------------------

                                 PROXY STATEMENT

                      -------------------------------------

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cognizant Technology Solutions Corporation (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 23, 2000 (the "Meeting"), at the Teaneck Marriott at Glenpointe, 100 Frank W. Burr Boulevard, Teaneck, New Jersey at 10:00 a.m. local time, and at any adjournment or adjournments thereof. Holders of record of shares of Class A Common Stock, $.01 par value ("Class A Common Stock"), and Class B Common Stock, $.01 par value ("Class B Common Stock"), as of the close of business on April 7, 2000, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 7,228,335 shares of Class A Common Stock and 11,290,900 shares of Class B Common Stock issued and outstanding and entitled to vote. Each share of Class A Common Stock is entitled to one vote on any matter presented to stockholders at the Meeting. Each share of Class B Common Stock is entitled to ten votes on any matter presented to stockholders at the Meeting. Accordingly, there are an aggregate of 120,137,335 votes entitled to be cast at the Meeting, 112,909,000 of which are held by the Class B Common Stockholder and 7,228,335 of which are held by the Class A Common Stockholders. IMS Health Incorporated ("IMS Health") is the record and beneficial holder of all of the outstanding shares of Class B Common Stock.

      If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted (i) FOR the election of the six nominees named below as Directors; (ii) FOR a proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock from 15,000,000 shares to 25,000,000 shares; (iii) FOR a proposal to amend the Company's 1999 Incentive Compensation Plan (the "Incentive Plan") to increase the maximum number of shares of Class A Common Stock available for issuance under the Incentive Plan from 2,000,000 to 3,000,000 shares and to reserve an additional 1,000,000 shares of Class A Common Stock of the Company for issuance upon the exercise of stock options granted or for the issuance of other awards granted under the Incentive Plan; (iv) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2000; and (v) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

      The presence, in person or by proxy, of holders of the shares of Class A Common Stock and Class B Common Stock having, in the aggregate, a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of Class A Common Stock and Class B Common Stock represented at the Meeting, voting together as a single class, is required for the election of Directors, provided a quorum is present in person or by proxy. All actions proposed herein other than the election of Directors may be taken upon the affirmative vote of stockholders possessing a majority of the shares of Class A Common Stock and Class B Common Stock represented at the Meeting, voting together as a single class, provided a quorum is present in person or by proxy.

      Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

      This Proxy Statement, together with the related proxy card, is being mailed to the stockholders of the Company on or about April 27, 2000. The Annual Report to Stockholders of the Company for the year ended December 31, 1999, including financial statements (the "Annual Report"), is being mailed together with this Proxy Statement to all stockholders of record as of April 7, 2000. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of April 7, 2000.

                              ELECTION OF DIRECTORS

      At the Meeting, six Directors are to be elected (which number constitutes the entire current Board of Directors of the Company) to hold office until the next Annual Meeting of Stockholders and until their successors shall have been elected and qualified.

      It is the intention of the persons named in the enclosed form of proxy to vote the shares of Class A Common Stock and Class B Common Stock represented thereby, unless otherwise specified in the proxy, for the election as Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are at present Directors of the Company. In the event any of the nominees should become unavailable or unable to serve as a Director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

      The current members of the Board of Directors and nominees for election to the Board are as follows:

                                       SERVED AS A       POSITIONS WITH
  NAME                         AGE    DIRECTOR SINCE       THE COMPANY
  ----                         ---    --------------       -----------
  Wijeyaraj Mahadeva........    48         1998        Chairman of the Board and
                                                       Chief Executive Officer
  Anthony Bellomo...........    46         1998        Director
  Victoria Fash.............    49         1997        Director
  Robert W. Howe............    53         1999        Director
  John Klein................    58         1998        Director
  Venetia Kontogouris.......    49         1997        Director

      The principal occupations and business experience, for at least the past five years, of each nominee is as follows:

      Wijeyaraj  (Kumar)  Mahadeva  was  elected  Chairman  and Chief  Executive
Officer of the Company's Indian subsidiary in 1994, and led the team that established the software development and maintenance business conducted by the Company. Mr. Mahadeva was elected Vice President of the Company in 1994, and was elected President on April 17, 1996. Effective in March 1998, Mr. Mahadeva was elected Chairman and Chief Executive Officer of the Company. Mr. Mahadeva concurrently served as Chairman of The Dun & Bradstreet Corporation India and China from 1993 to 1996. Mr. Mahadeva previously served as Vice President, Corporate Strategy, at The Dun & Bradstreet Corporation from 1989 to 1993, as Director, Business Markets Group, at AT&T from 1985 to 1989, and as a management consultant at McKinsey & Company from 1978 to 1985. Mr. Mahadeva holds a Masters of Business Administration degree from Harvard University and a Masters in Electrical Engineering from Cambridge University (U.K.).

      Anthony Bellomo was elected to the Board of Directors of the Company in March 1998. He is currently the President of ERISCO Managed Care Technologies, Inc. ("Erisco"), a subsidiary of IMS Health, a position he has held since 1994. During his tenure with Erisco, which has spanned over twenty years, Mr. Bellomo has held various technical and marketing positions, serving at the level of Vice President since 1979. He has always played a key role in the development and progression of Erisco's business. Mr. Bellomo has most recently applied his technology expertise as the leader of IMS Health's global Y2K project. Prior to joining Erisco, Mr. Bellomo was an information technology consultant for various Fortune 500 Companies. He holds a Bachelor of Science degree in Systems Engineering from the Polytechnic Institute of Brooklyn.

     Victoria Fash was elected to the Board of Directors of the Company in December 1997. Ms. Fash was appointed Chief Executive Officer of IMS Health in March 1999 and currently is its President and Chief Executive Officer. From 1998 to 1999, she served as President and Chief Operating Officer of IMS Health. From 1996 to 1998, she served as Executive Vice President and Chief Financial Officer of Cognizant Corporation. From 1991 to 1995, she was the Vice President, Business Operations, at The Dun & Bradstreet Corporation, and in 1995 was promoted to Senior Vice President, Business Strategy. Ms. Fash serves on the board of directors of IMS Health and Edwards Lifesciences. Ms. Fash holds a Bachelor of Science degree and an MBA from the University of Illinois.

     Robert W. Howe was elected to the Board of Directors in April 1999. Mr. Howe currently serves as Chief Executive Officer and Chairman of the Board of Directors of Atlantic Data Services, Inc., positions he has held since January 1994 and March 1980, respectively. From March 1980 to January 1994, Mr. Howe served as President of Atlantic Data Services, Inc. Mr. Howe holds a Bachelor of Arts degree from Boston College.

     John Klein was elected to the Board of Directors in March 1998. Mr. Klein currently serves as Chief Executive Officer of Polarex Inc., a software and services consulting company, where he has been employed since November 1994. From July 1997 to November 1999, Mr. Klein also served as the Chairman and Chief Executive Officer of Glovia International, a manufacturing resource planning software and services company. From August 1996 to November 1999, Mr. Klein also served as the Chairman of PRO IV Limited, a 4GL development tools company. From November 1995 to November 1999, Mr. Klein also served as Chief Executive Officer of MDIS Group PLC, a software development and services company headquartered in the UK. From January 1993 to April 1994, Mr. Klein was the Vice President, Consumer, Process & Transportation-Customer Business Unit, for Digital Equipment Corporation. Mr. Klein holds a Bachelor of Science degree from the U.S. Merchant Marine Academy and a Master of Business Administration degree from New York University.

     Venetia Kontogouris was elected to the Board of Directors of the Company in December 1997. Ms. Kontogouris is currently Managing Director of Trident
Capital, a venture capital firm. Prior to joining Trident Capital, Ms. Kontogouris was President of Enterprise Associates, Inc., a subsidiary of IMS Health. Prior to joining Enterprise Associates, Inc., Ms. Kontogouris was Vice President of New Product Development for The Dun & Bradstreet Corporation. Ms. Kontogouris serves on the board of directors of Viant Corporation as well as on the boards of several private companies. Ms. Kontogouris holds a Bachelor of Arts degree from Northeastern University and a Master of Business Administration degree and a Master in International Relations degree from the University of Chicago.

     All Directors hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. There are no family relationships among any of the executive officers, Directors and key employees of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

     The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee, which is comprised of Messrs. Howe and Klein, is responsible for reviewing with management the financial controls and accounting and reporting activities of the Company. The Audit Committee reviews the qualifications of the Company's independent accountants, makes recommendations to the Board of Directors regarding the selection of independent accountants, reviews the scope, fees and results of any audit and reviews non-audit services and related fees. The Audit Committee held two meetings during 1999. The Compensation Committee, which is comprised of Messrs. Bellomo, Howe and Klein, is responsible for the administration of all salary and incentive compensation plans for the officers and key employees of the Company, including bonuses. The Compensation Committee also administers the Company's Employee Stock Purchase Plan and stock option plans, including the 1999 Incentive Compensation Plan, and establishes the terms and conditions of all stock options granted thereunder. The

Compensation Committee held four meetings during 1999. There were five meetings of the Board of Directors during 1999. Each incumbent Director attended at least 75% of the aggregate of all meetings of the Board of Directors held during the period in which he or she served as a Director and the total number of meetings held by the committee on which he or she served during the period, if applicable, with the exception of Ms. Fash who attended none of the five meetings of the Board of Directors.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company and its subsidiaries or of IMS Health and its subsidiaries receive no cash remuneration for serving as directors. All other non-employee directors receive $2,000 for attendance at each meeting of the Board of Directors and $1,000 for attendance at each meeting of a committee of the Board of Directors. All Directors who are not employees of the Company and its subsidiaries are eligible to participate in the Company's Non-Employee Directors' Stock Option Plan (the "Director Plan"). All directors of the Company are eligible to participate in the Company's 1999 Incentive Compensation Plan.

     The Director Plan became effective in December 1997 and was amended in March 1998. The aggregate number of shares of Class A Common Stock reserved for issuance under the Director Plan is 143,000 shares, as adjusted to reflect the Company's two-for-one forward stock split recapitalization effected in March 2000. The Director Plan, which is administered by the Compensation Committee, provides for the issuance of non-qualified stock options to purchase up to 30,000 shares of Class A Common Stock in any year to any Director of the Company who is not an employee of the Company or any subsidiary of the Company. Subject to the provisions of the Director Plan, the Compensation Committee has the authority to interpret the provisions of the Director Plan, to determine the persons to whom options will be granted, the number of shares to be covered by each option and the terms and conditions upon which an option may be granted. The option price for options granted under the Director Plan shall be determined by the Compensation Committee and may be granted at an exercise price greater than, less than or equal to the fair market value of the underlying shares on the date of grant. Options granted under the Director Plan become exercisable as to 50% on each of the first and second anniversaries of the date of initial grant. Options granted under the Director Plan expire after 10 years, are nontransferable and, with certain exceptions in the event of a death of a participant, may be exercised by the optionee only during service. In the event of an optionee's death or disability, the unexercised portion of an option immediately vests in full and may be exercised until (i) the earlier of the remaining stated term of the option or five years after the date of death with respect to a termination due to death or (ii) the earlier of the remaining stated term of the option and the longer of five years after the date of termination due to disability or one year after the date of death, in the case of a termination due to disability. In the case of a termination for any other reason, the unexercised portion of an option may be exercised for the period ending ninety days after termination, but only to the extent such option was exercisable at the time of termination.

     During 1999, the following Directors were granted options to purchase shares of Class A Common Stock under the Company's Director Plan.

                          NUMBER OF
                      SHARES UNDERLYING                        EXERCISE PRICE
      DIRECTOR        OPTIONS GRANTED (1)     GRANT DATE         PER SHARE (1)
      --------        ---------------         ----------         ---------
      Mr. Howe            30,000                4/13/99             $10.75
      Mr. Klein           10,000                8/6/99              $12.375


(1) As adjusted to reflect the Company's two-for-one forward stock split recapitalization effected in March 2000.

                               EXECUTIVE OFFICERS

     The  following  table  identifies  the  current  executive  officers of the
Company:

                                      CAPACITIES IN               IN CURRENT
NAME                            AGE   WHICH SERVED                POSITION SINCE
----                            ---   ------------                --------------

Wijeyaraj Mahadeva.........     48    Chairman of the Board and       1998
                                      Chief Executive Officer

Lakshmi Narayanan (1)......     47    President and Chief             1998
                                      Operating Officer

Gordon Coburn (2)..........     36    Senior Vice President,          1999
                                      Chief Financial Officer,
                                      Treasurer and Secretary

Francisco D'Souza (3)......     31    Senior Vice President,          1999
                                      North American Operations
                                      and Business Development

-------------
(1) Lakshmi Narayanan was elected President and Chief Operating Officer of the Company in March 1998. Mr. Narayanan joined the Indian subsidiary of the Company as Chief Technology Officer in 1994 and was elected President of such subsidiary on January 1, 1996. Prior to joining the Company, from 1975 to 1994 Mr. Narayanan was the regional head of Tata Consultancy Services, a large consulting and software services company located in India. Mr. Narayanan holds a Bachelor of Science degree, a Master of Science degree and a Master of Business Administration degree from the Indian Institute of Science.

(2) Gordon Coburn was elected Senior Vice President of the Company in March 1999. Mr. Coburn continues to serve as the Company's Chief Financial Officer, Treasurer and Secretary, positions he has held since his election in March 1998. He previously was Vice President of the Company from September 1996. From 1990, Mr. Coburn held key financial positions with Cognizant Corporation and The Dun & Bradstreet Corporation, including serving as Senior Director-Group Finance & Operations for Cognizant Corporation from November 1996 to December 1997. Mr. Coburn holds a Bachelor of Arts degree from Wesleyan University and a Master of Business Administration degree from the Amos Tuck School at Dartmouth College.

(3) Francisco D'Souza was elected Senior Vice President, North American Operations and Business Development of the Company in November 1999. Prior to that, from March 1998 to November 1999, he served as the Company's Vice President, North American Operations and Business Development and as the Company's Director-North American Operations and Business Development from June 1997 to March 1998. From January 1996 to June 1997, Mr. D'Souza was employed as a consultant to the Company. From February 1995 to December 1995, Mr. D'Souza was employed as Product Manager at Pilot Software. Between 1992 and 1995, Mr. D'Souza held various marketing, business development and technology management positions as a Management Associate at The Dun & Bradstreet Corporation. While working at The Dun & Bradstreet Corporation, Mr. D'Souza was part of the team that established the software development and maintenance business conducted by the Company. Mr. D'Souza holds a Bachelor of Business Administration degree from the University of East Asia and a Master of Science degree in Industrial Administration from Carnegie-Mellon University.


      None of the Company's executive officers is related to any other executive officer or to any Director of the Company. Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION IN 1997, 1998 AND 1999

      The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to each person who served as the Company's Chief Executive Officer at any time during 1999 and each other executive officer of the Company whose aggregate cash compensation exceeded $100,000 (collectively, the "Named Executives") during the years ended December 31, 1997, 1998 and 1999.

                           SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------
                                                                            LONG-TERM
                                              ANNUAL COMPENSATION         COMPENSATION
                                        -----------------------------------------------------------
                                                                             AWARDS
                                        -----------------------------------------------------------
                                                                OTHER
                                                                ANNUAL     SECURITIES   ALL OTHER
                                                                COMPEN-    UNDERLYING    COMPEN-
NAME AND PRINCIPAL POSITION(1)     YEAR    SALARY    BONUS(2)   SATION(3)   OPTIONS (4)  SATION
                                             ($)       ($)        ($)          (#)          ($)
            (a)                    (b)       (c)       (d)        (e)          (g)          (i)
---------------------------------------------------------------------------------------------------
Wijeyaraj Mahadeva.............   1999    300,000     450,000     --         470,250      16,716(5)
  Chairman of the Board, and      1998    235,000     237,952     --          97,500      14,396(5)
  Chief Executive Officer         1997    235,000     228,136     --         260,000      14,717(5)

Lakshmi Narayanan..............   1999    100,000     120,000     --          82,500       6,500(6)
  President and Chief Operating   1998     54,118      96,471     --            --         7,500(6)
  Officer                         1997     57,566      60,440     --         117,000       1,372(6)

Gordon Coburn (7)..............   1999    170,000     170,000     --          74,500       7,551(5)
  Chief Financial Officer,        1998    133,250      77,626     --            --         5,951(5)
  Treasurer and Secretary         1997       --          --       --          52,000         --

Francisco D'Souza (8)..........   1999    170,000     170,000     --          72,750         --
  Senior Vice President, North    1998    123,000      70,000     --          13,000         --
  American Operations and         1997    120,000      35,000     --          65,000         --
  Business Development

-----------
(1)   Each  of  the  Named   Executives  has  entered   into  a  Severance   and
      Noncompetition  agreement  with  the  Company.   See  "  -  Severance  and
      Noncompetition Agreements."

(2) The bonus awards were earned in the year indicated and were paid in the following year.

(3) The value of certain personal benefits is not included since the aggregate amount of such compensation did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for such named executive officer in columns (c) and (d).

(4) Such awards have been adjusted to reflect the Company's two-for-one forward stock split recapitalization effected in March 2000.

(5)   Represents a 401(k) plan matching contribution.

(6) Consists of interest savings on a loan made to Mr. Narayanan by the Company in October 1997, which bears interest at 2% per annum. See "Transactions with IMS Health and other Affiliates."

(7) Mr. Coburn was employed by Cognizant Corporation during 1997 and his responsibilities included significant activities unrelated to the Company's business as well as services provided to the Company on behalf of Cognizant Corporation. Mr. Coburn's compensation expenses for 1997 were an unallocated component of the aggregate costs allocated to the Company by Cognizant Corporation based upon assets employed by the Company in proportion to Cognizant Corporation's total assets.

(8) With respect to 1997, reflects compensation received in all capacities from the Company during that year. Mr. D'Souza worked as an independent consultant to the Company until June 1, 1997, when he became a full-time employee of the Company.

OPTION GRANTS IN 1999

      The following table sets forth information concerning individual grants of stock options during 1999 by the Company to each of the Named Executives.

                        OPTION GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------------
                                           Individual Grants
-----------------------------------------------------------------------------------------------------------
                         Number of     Percent of
                         Securities   Total Options                           Potential Realizable Value At
                         Underlying     Granted to    Exercise                Assumed Annual Rates of Stock
                          Options     Employees in     or Base   Expiration   Price Appreciation For Option
        Name             Granted(1)   Fiscal Year(2)   Price        Date                  Term(3)
                            (#)                        ($/SH)(3)                   5%($)          10%($)
        (a)                 (b)            (c)          (d)        (e)             (f)             (g)
-----------------------------------------------------------------------------------------------------------

Wijeyaraj Mahadeva (4)..  470,250         33.6         12.219     5/14/09       3,613,650      9,157,376

Lakshmi Narayanan (4)...   82,500          5.9         12.219     5/14/09         633,974      1,606,557

Gordon Coburn (4).......   74,500          5.3         12.219     5/14/09         572,497      1,450,770

Francisco D'Souza (4)..    72,750          5.2         12.219     5/14/09         559,049      1,416,691

----------------
(1)   Adjusted  to  reflect  the  Company's   two-for-one  forward  stock  split
      recapitalization effected in March 2000.

(2) Based on an aggregate of 1,339,400 options granted to employees in 1999, including options granted to the Named Executives.

(3) Based on a grant date fair market value of $12.219, as adjusted to reflect the Company's two-for-one forward stock split recapitalization effected in March 2000.

(4) The options disclosed herein were granted on May 14, 1999 pursuant to the Company's 1999 Incentive Compensation Plan and have been adjusted to reflect the Company's two-for-one forward stock split in March 2000. One-quarter of such options become exercisable on May 14, 2000 and an additional one-quarter of such options become exercisable on the first, second and third anniversary of such date. The options terminate on the expiration date, subject to earlier termination on the optionee's death, disability or termination of employment with the Company. Such options are not assignable or otherwise transferable except by will or the laws of descent and distribution.

AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

      The following table sets forth information concerning each exercise of options during 1999 by each of the Named Executives and the year-end number and value of unexercised options held by each of the Named Executives.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------
                                             Number of Securities     Value of
                                                  Underlying        Unexercised
                                                  Unexercised      In-the-Money
                                                  Options at        Options at
                                                    Fiscal            Fiscal
                       Shares                      Year-End          Year-End
                     Acquired on     Value            (#)               ($)
       Name           Exercise     Realized      Exercisable/      Exercisable/
                        (#)           ($)       Unexercisable     Unexercisable
        (a)            (b)(1)         (c)            (d)(1)            (e)(2)
--------------------------------------------------------------------------------
Wijeyaraj Mahadeva.      --           --      118,750 / 649,000      6,186,975/
                                                                    29,306,834

Lakshmi Narayanan..      --           --       58,500 / 141,000      3,084,763/
                                                                     6,585,815

Gordon Coburn......    26,000      662,481         -- / 100,500   -- / 4,532,563

Francisco D'Souza.     15,000      377,063     20,750 / 115,000      1,084,174/
                                                                     5,285,194
------------

(1) Such numbers of shares have been adjusted to reflect the Company's two-for-one forward stock split recapitalization effected in March 2000.

(2) Based on a year-end fair market value of the underlying securities equal to $54.656, as adjusted to reflect the Company's two-for-one forward stock split recapitalization effected in March 2000, less the exercise price for such shares, which exercise price also has been adjusted to reflect such stock split recapitalization.

SEVERANCE AND NONCOMPETITION AGREEMENTS

      The Company has entered into a Severance and Noncompetition Agreement (collectively, the "Severance and Noncompetition Agreements") with each of the Named Executives. The Severance and Noncompetition Agreements provide that each Named Executive will receive one year's base salary and a full annual bonus upon termination of employment, other than in the case of a termination for cause. In addition, such agreements provide that all options held by the Named Executives will vest in full immediately upon a change of control. Pursuant to such agreements, each Named Executive has agreed not to engage in any competitive business in any capacity for one year following termination of employment and not to solicit any of the Company's employees to leave the Company within the one-year period following termination of employment. Finally, such agreements include customary proprietary rights assignment and confidentiality provisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee is comprised of Messrs. Bellomo, Howe and Klein. There are no, and during 1999 there were no, Compensation Committee Interlocks.

      In 1999, the Company granted options to purchase Class A Common Stock of the Company to each of Mr. Mr. Howe and Mr. Klein. See "Election of Directors - Compensation of Directors."

PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on the Company's Class A Common Stock with the cumulative total return on the S&P SmallCap 600 Index and a Peer Group Index (capitalization weighted) for the period beginning on the date on which the SEC declared effective the Company's Form 8-A Registration Statement pursuant to Section 12 of the Exchange Act and ending on the last day of the Company's last completed fiscal year. The stock performance shown on the graph below is not indicative of future price performance.

                 COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)

                Among the Company, the S&P SmallCap 600 Index
                            and a Peer Group Index(3)
                            (Capitalization Weighted)








                             [Graph inserted here]











                                              6/19/98     12/31/98     12/31/99
                                              -------     --------     --------
Cognizant Technology Solutions Corporation..  $100.00      $303.75     $1,093.12

S&P SmallCap 600 Index......................  $100.00      $ 97.53       $109.63

Peer Group Index (Capitalization Weighted)..  $100.00      $ 83.25       $121.41


(1)  Graph  assumes  $100  invested  on June 19, 1998 in the  Company's  Class A
     Common Stock, the S&P SmallCap 600 Index and the Peer Group Index (capitalization weighted).

(2)  Cumulative total return assumes reinvestment of dividends.

(3) The Company has constructed a Peer Group Index consisting of other information technology consulting firms consisting of Cambridge Technology Partners, Inc., Complete Business Solutions, Inc., Computer Horizons Corp., Computer Task Group, Inc., Igate Capital Corp., Information Architects Corp., Infosys Technologies Ltd., IMRglobal Corp., Keane, Inc., Marchfirst, Inc., Sapient Corp., Syntel, Inc., and Tanning Technology Corp. The Company believes that these companies most closely resemble the Company's business mix and that their performance is representative of the industry.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee has furnished the following report:

      The Company's executive compensation policy is designed to attract and retain highly qualified individuals for its executive positions and to provide incentives for such executives to achieve maximum Company performance by aligning the executives' interest with that of stockholders by basing a portion of compensation on corporate performance.

      The Compensation Committee reviews and determines base salary levels for executive officers of the Company on an annual basis and determines actual bonuses after the end of the fiscal year based upon Company and individual performance. Additionally, the Compensation Committee administers all of the Company's stock option plans.

      The Company's executive officer compensation program is comprised of base salary, discretionary annual cash bonuses, stock options and various other benefits, including medical insurance and a 401(k) Plan, which are generally available to all employees of the Company.

      Salaries are established in accordance with industry standards through review of publicly available information concerning the compensation of officers of comparable companies. Consideration is also given to relative responsibility, seniority, individual experience and performance. Salary increases are generally made based on increases in the industry for similar companies with similar performance profiles and/or attainment of certain division or Company goals.

      Bonuses are paid on an annual basis and are discretionary. The amount of bonus is based on criteria designed to effectively measure a particular executive's attainment of goals which relate to his or her duties and responsibilities as well as overall Company performance. In general, the annual incentive bonus is based on operational and financial results of the Company and the executive's individual performance in achieving the results.

      The stock option program is designed to relate executives' and certain middle managers' and other key personnel's long-term interests to stockholders' long-term interests. In general, stock option awards are granted if warranted by the Company's growth and profitability. Stock options are awarded on the basis of individual performance and/or the achievement of internal strategic objectives.

      The Committee established the Chief Executive Officer's total annual compensation based on the size, complexity and historical performance of the Company's business, the Company's position as compared to its peers in the industry, and the specific challenges faced by the Company during the year, such as changes in the market for computer products and services and other industry factors. No specific weight was assigned to any of the criteria relative to the Chief Executive Officer's compensation.

                                    Compensation Committee Members

                                    Anthony Bellomo
                                    Robert W. Howe
                                    John Klein

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK

      There are, as of April 7, 2000, approximately 25 holders of record and 4,750 beneficial holders of the Company's Class A Common Stock, including one holder of record, beneficially owning all of the shares of the Company's Class B Common Stock. Such shares of Class B Common Stock are convertible, on a share-for-share basis, into shares of Class A Common Stock(1). The holder of record of all of the shares of the Company's Class B Common Stock, IMS Health, acquired its ownership as a result of a spin-off (the "spin-off") of IMS Health from Cognizant Corporation. Prior to the spin-off, all of the shares of the Company's Class B Common Stock were held by Cognizant Corporation. The following table sets forth certain information, as of April 7, 2000, with respect to holdings of the Company's Class A Common Stock by (i) each person known by the Company to beneficially own more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of the Company's Directors (which includes all nominees), each of the Company's Named Executives, and (iii) all Directors and officers as a group. Unless otherwise indicated, the address for the individuals below is that of the Company address.

                                                    AMOUNT AND NATURE OF      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP(2)   OF CLASS(3)
------------------------------------                --------------------      --------
(i)  Certain Beneficial Owners:

IMS Health (4) ...................................        11,290,900             61.0%
(ii) Directors (which includes all nominees) and
     Named Executives who are not set forth above:

Wijeyaraj Mahadeva (5)............................           371,300              2.0%

Lakshmi Narayanan (6).............................            68,000                *

Gordon Coburn (7).................................            20,400                *

Francisco D'Souza (8).............................            54,800                *

Anthony Bellomo (9)...............................            14,050                *

Victoria Fash (10)................................            19,500                *

Robert W. Howe (11) ..............................            40,000                *

John Klein (12)...................................            65,000                *

Venetia Kontogouris (13)..........................            29,500                *

(iii) All Directors and officers as a
      group (9 persons) (14)......................           682,550              3.6%

--------------

*     Less than one percent.

(1) Except as provided below, each outstanding share of Class B Common Stock shall convert automatically to a share of Class A Common Stock upon a transfer, other than a tax-free spin-off, to any person other than IMS Health or any of its subsidiaries or successors. In addition, prior to a tax-free spin-off, each outstanding share of Class B Common Stock is convertible at the holder's option into one share of Class A Common Stock. If a tax-free spin-off occurs, the stockholders of IMS Health will receive Class B Common Stock, which will continue to have ten votes per share. Thereafter, shares of Class B Common Stock shall convert to Class A Common Stock automatically only upon a transfer of Class B Common Stock and shall no longer be convertible into shares of Class A Common Stock at the option of the holder thereof. Additionally, each share of Class B Common Stock shall convert automatically into one share of Class A Common Stock if at any time the number of outstanding shares of Class B Common Stock represents less than 35% of the economic ownership of the Company represented by the aggregate number of shares of Common Stock then outstanding. In the event of a tax-free spin-off, and to the extent there are shares of Class B Common Stock that have not been converted to Class A Common Stock, such shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock on the fifth anniversary of the tax-free spin-off, unless prior to such tax-free spin-off, IMS Health delivers to the Company written advice of counsel reasonably satisfactory to the Company to the effect that
     (i) such conversion could adversely affect the ability of IMS Health to obtain a favorable ruling from the Internal Revenue Service that the distribution would be a tax-free spin-off or (ii) the Internal Revenue Service has adopted a general non-ruling policy on tax-free spin-offs and that such conversion could adversely affect the status of the transaction as a tax-free spin-off. If such written advice is received, approval of such conversion shall be submitted to a vote of the holders of the Common Stock as soon as practicable after the fifth anniversary of the tax-free spin-off, unless IMS Health delivers to the Company written advice of counsel reasonably satisfactory to the Company prior to such anniversary that such vote could adversely affect the status of the distribution as a tax-free spin-off, including the ability to obtain a favorable ruling from the Internal Revenue Service. If such written advice is delivered, such vote shall not be held. Approval of such conversion will require the affirmative vote of the holders of a majority of the shares of both Class A Common Stock and Class B Common Stock present and voting, voting together as a single class, with each share entitled to one vote for such purpose. No assurance can be given that such conversion would be consummated. The foregoing requirements are intended to ensure that tax-free treatment of a tax-free spin-off is preserved should the Internal Revenue Service challenge such automatic conversion as violating the 80% vote requirement currently required by the Code for a tax-free spin-off.

(2) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder. Additionally, the number of such shares has been adjusted to reflect the Company's two-for-one forward stock split recapitalization effected in March 2000.

(3) Applicable percentage of ownership is based on an aggregate of 18,519,235 shares of Common Stock outstanding on April 7, 2000 (consisting of 7,228,335 shares of Class A Common Stock and 11,290,900 shares of Class B Common Stock), plus any presently exercisable stock options held by each such holder, and options which will become exercisable within 60 days after April 7, 2000.

(4) The address for IMS Health is 200 Nyala Farms, Westport, Connecticut 06880. Represents 11,290,900 shares of Class B Common Stock held of record and beneficially by IMS Health.

(5) Includes 158,500 shares of Class A Common Stock owned of record and 212,800 shares of Class A Common Stock subject to options which were exercisable as of April 7, 2000 or sixty (60) days after such date. Excludes 554,950 shares of Class A Common Stock underlying options which become exercisable over time after such period.

(6) Represents 68,000 shares of Class A Common Stock underlying options which were exercisable as of April 7, 2000 or sixty (60) days after such date. Excludes 124,500 shares of Class A Common Stock underlying options which become exercisable over time after such period.

(7) Includes 5,500 shares of Class A Common Stock owned of record and 14,900 shares of Class A Common Stock subject to, options which were exercisable as of April 7, 2000 or sixty (60) days after such date. Excludes 85,600 shares of Class A Common Stock underlying options which become exercisable over time after such period.

(8) Includes 19,500 shares of Class A Common Stock owned of record and 35,300 shares of Class A Common Stock subject to options which were exercisable as of April 7, 2000 or sixty (60) days after such date. Excludes 100,450 shares of Class A Common Stock underlying options which become exercisable over time after such period.

(9) Includes 7,000 shares of Class A Common Stock owned of record, 550 shares of Class A Common Stock owned indirectly by Mr. Bellomo through his wife and son jointly and 6,500 shares of Class A Common Stock subject to options which were exercisable as of April 7, 2000 or sixty (60) days after such date. Excludes 33,500 shares of Class A Common Stock underlying options which become exercisable over time after such period.

(10) Includes 6,500 shares of Class A Common Stock owned of record and 13,000 shares of Class A Common Stock subject to options which were exercisable as of April 7, 2000 or sixty (60) days after such date. Excludes 27,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.

(11) Includes 10,000 shares of Class A Common Stock owned of record and 30,000 shares of Class A Common Stock subject to option which were exercisable as of April 7, 2000 or sixty (60) days after such date.

(12) Represents 40,000 shares of Class A Common Stock owned of record and 25,000 shares of Class A Common Stock subject to options which were exercisable as of April 7, 2000 or sixty (60) days after such date. Excludes 15,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.

(13) Includes 16,500 shares of Class A Common Stock owned of record and 13,000 shares of Class A Common Stock subject to options which were exercisable as of April 7, 2000 or sixty (60) days after such date. Excludes 27,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.

(14) Includes an aggregate of 418,500 shares of Class A Common Stock underlying options granted to Directors and officers listed in the table which are exercisable as of April 7, 2000 or within sixty (60) days after such date. Excludes 968,000 shares of Class A Common Stock underlying options granted to executive officers and Directors, which become exercisable over time after such period.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      From November 30, 1996 through June 30, 1998, the Company was a subsidiary of Cognizant Corporation. In June 1998, Cognizant spun off (the "Spin-Off") IMS Health and Cognizant Corporation was renamed Nielsen Media Research, Inc. IMS Health consisted of all of Cognizant Corporation's businesses other than the business conducted by Nielsen Media Research. Therefore, all shares of the Company held by Cognizant Corporation immediately prior to the Spin-Off are now held by IMS Health.

AGREEMENTS WITH IMS HEALTH AND ITS PREDECESSORS

      The Company and IMS America, IMS International and Nielsen Media Research, then operating subsidiaries of Cognizant Corporation, have entered into Master Services Agreements and the Company and IMS Health are parties to the Intercompany Agreement and the Intercompany Services Agreement. Cognizant Corporation and the Company entered into the License Agreement. The material terms of these agreements are summarized below. Because the Company was controlled by Cognizant Corporation at the time these agreements were executed, none of these agreements resulted from arms-length negotiations and, therefore, the terms thereof may be more or less favorable to the Company than those obtainable from unaffiliated third parties. Upon the consummation of the Spin-Off of IMS Health, the Master Services Agreements remained in effect and the Intercompany Agreement and the Intercompany Services Agreement were assigned to IMS Health.

      Master Services Agreement. Pursuant to a Master Services Agreement the Company continues to provide software development and maintenance services to IMS Health and its subsidiaries. During 1999, such services resulted in revenue to the Company in the amount of $14.8 million. The Master Service Agreement provides that it and any work order issued thereunder may be terminated by IMS Health with or without cause on 30 days' prior written notice.

      Intercompany Agreement. The Intercompany Agreement provides that until IMS Health and its affiliates cease to control at least 50% of the combined voting power of the outstanding voting stock of the Company, the prior written consent of IMS Health will be required for (i) any acquisition of capital stock or assets by the Company or any of its subsidiaries or disposition of assets of the Company or any of its subsidiaries (other than transactions to which the Company and its subsidiaries are the only parties), or any series of related acquisitions or dispositions, involving gross consideration (including the assumption of indebtedness) in excess of the greater of $10.0 million and six percent of the Company's total equity market capitalization, (ii) any issuance by the Company or any subsidiary of the Company of any equity securities or rights, warrants or options to purchase such equity securities, except for equity securities issued to directors, employees and consultants pursuant to the Employee Plan and the Director Plan and other outstanding options and equity securities issued in connection with acquisitions approved by IMS Health and
(iii) the creation or incurrence by the Company or any of its subsidiaries of indebtedness for borrowed money in excess of $10.0 million, except for indebtedness incurred to finance any acquisition approved by IMS Health.

      Pursuant to the Intercompany Agreement, the Company has granted to IMS Health certain demand and "piggyback" registration rights with respect to shares of Common Stock owned by IMS Health. IMS Health has the right to request up to two demand registrations in each calendar year, but not more than six in any five-year period.

The Company may postpone such a demand under certain circumstances. IMS Health also has the right, which it may exercise at any time and from time to time, to include the shares of Common Stock held by it in any registration of common equity securities of the Company initiated by the Company on its own behalf or on behalf of any other stockholders of the Company. Such registration rights are transferable by IMS Health. The Company agrees to pay all costs and expenses in connection with each such registration, except underwriting discounts and commissions applicable to the shares of Common Stock sold by IMS Health. The Intercompany Agreement contains customary terms and provisions with respect to, among other things, registration procedures and certain rights to indemnification granted by parties thereunder in connection with the registration of Common Stock on behalf of IMS Health.

      Pursuant to the Intercompany Agreement, the Company will indemnify IMS Health and its subsidiaries (other than the Company) and their respective officers, directors, employees and agents against certain losses based on, arising out of or resulting from the conduct of the Company's business and IMS Health will similarly indemnify the Company and its subsidiaries and their respective officers, directors, employees and agents against certain losses based on, arising out of or resulting from IMS Health's other businesses. In addition, Cognizant Corporation assigned to the Company certain rights to indemnification from The Dun & Bradstreet Corporation and certain of its former affiliates.

      The Intercompany Agreement may not be amended without the approval of a majority of the Independent Directors.

      Intercompany Services Agreement. Pursuant to the Intercompany Services Agreement, IMS Health provides certain services to the Company, including payroll and payables processing, e-mail, tax, finance, personnel administration, real estate and risk management services, and the Company and its employees continue to be covered by IMS Health's insurance policies and certain IMS Health employee benefit plans. The Intercompany Services Agreement's initial term extended through December 31, 1998. Subsequent to December 31, 1998, the Intercompany Services Agreement continues for successive one-year terms unless terminated by either party on not less than 60 days' written notice prior to the end of the initial term or any renewal term. Any change in the fees provided for under the terms of the Intercompany Services Agreement will be subject to the approval of a majority of the Independent Directors.

      License Agreement. Pursuant to the License Agreement, Cognizant Corporation transferred all rights to the use of the "Cognizant" trade name and certain other trade and service marks (the "Marks") to the Company upon the consummation in mid-1998 of the previously announced spin-off of IMS Health.

TRANSACTIONS WITH IMS HEALTH AND OTHER AFFILIATES

      Prior to the consummation of the Company's initial public offering in June 1998 ("IPO"), Cognizant Corporation and The Dun & Bradstreet Corporation provided the Company with certain administrative services, including financial planning and administration, legal, tax planning and compliance, treasury and communications, and permitted the Company to participate in Cognizant Corporation's insurance and employee benefit plans. Costs for these services for all periods prior to the IPO were allocated to the Company based on utilization of certain specific services. All subsequent services were performed under the Intercompany Services Agreement with Cognizant Corporation and subsequent to the Spin-Off, IMS Health. Total costs in connection with these services were $350,493 for the year ended December 31, 1999.

      Certain employees of the Company, including Mr. Mahadeva and Mr. Coburn, participate in IMS Health's defined benefit pension plans. The plans are cash balance pension plans under which six percent of creditable compensation plus interest is credited to the employee's retirement account on a monthly basis. The cash balance earns monthly investment credits based on the 30-year Treasury bond yield. At the time of retirement, the vested employee's account balance is actuarially converted into an annuity. The Company's cost for these plans is included in the allocation of expense from IMS Health for employee benefits plans.

      In October 1997, the Company loaned $63,300 to Mr. Narayanan for the purchase of a residence. The loan is secured by the residence and bears interest at the rate of two percent per annum. Principal and interest on the loan is payable over a ten-year period. The loan matures in October 2007. In the event of termination of employment, Mr. Narayanan must repay the outstanding balance of the loan, plus interest at a higher rate under certain circumstances. As of December 31, 1999, the outstanding balance of the loan, including principal and accrued interest, was $45,019.

                       PROPOSED AMENDMENT TO THE COMPANY'S
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

DESCRIPTION OF PROPOSAL

      Article IV A of the Amended and Restated Certificate of Incorporation authorizes the Company to issue 15,000,000 shares of Class B Common Stock. As of April 17, 2000, 11,290,900 shares of Class B Common Stock (as adjusted to reflect the Company's two-for-one forward stock split recapitalization effected in March 2000) were outstanding. Accordingly, the Company has 3,709,100 shares remaining available for issuance. If the proposed amendment is approved, 10,000,000 additional shares of Class B Common Stock would be authorized but unissued.

      Upon approval by the stockholders, Article IV A of the Amended and Restated Certificate of Incorporation would read in its entirety as follows:

                                   "ARTICLE IV

      A. The total number of shares of stock that the Corporation shall have authority to issue is One Hundred Forty Million (140,000,000) of which
         (i) One Hundred Million (100,000,000) shares shall be shares of Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), and Twenty-five Million (25,000,000) shares shall be shares of Class B Common Stock, $.01 par value per share (the "Class B Common Stock") (the Class A common Stock and the Class B Common Stock being collectively referred to herein as the "Common Stock"), and (ii) Fifteen Million (15,000,000) shares shall be shares of Preferred Stock, $.10 par value per share (the "Preferred Stock")."

PROPOSED AMENDMENT

      Stockholders are being asked to consider and vote upon a proposed amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock from 15,000,000 to 25,000,000 shares. Although the Company has no present intent to issue any additional shares of Class B Common Stock, the Board of Directors believes that these additional shares would provide the Company with added flexibility in connection with its future financing and stock issuance requirements, including with respect to possible future stock splits, if any.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS B COMMON STOCK FROM 15,000,000 TO 25,000,000 SHARES.

           PROPOSED AMENDMENT TO THE 1999 INCENTIVE COMPENSATION PLAN

      The Incentive Plan was adopted by Board of Directors on April 13, 1999 and approved by the Stockholders of the Company on May 25, 1999. Currently there are 2,000,000 shares of Class A Common Stock reserved for issuance upon the exercise of stock options or other awards granted under the Incentive Plan.

GENERAL

      The purpose of the Incentive Plan is to:

      o aid the Company in motivating certain employees, non-employee directors and independent contractors to put forth maximum efforts toward the growth, profitability and success of the Company; and

      o provide incentives which will attract and retain highly qualified individuals as employees and non-employee directors and to assist in aligning the interests of such employees and non-employee directors with those of the Company's stockholders.

      Pursuant to the Incentive Plan, awards may be stock-based or payable in cash. Subject to adjustment, for among other things, a merger, consolidation, reorganization, stock split, or other change in capital structure, an individual is limited to a maximum of 1,500,000 shares during the life of the Incentive Plan. Additionally, the maximum dollar amount paid in cash to any individual during the life of the Incentive Plan is $10,000,000. The Incentive Plan terminates on April 13, 2009, unless sooner terminated by the Board of Directors. The Board may amend the Incentive Plan, except that no such action can adversely affect awards previously granted. Without stockholder approval, the Board may not

     o increase the total amount of the Common Stock allocated to the Incentive Plan (except for permitted capital adjustments);

     o increase the maximum amount of the Common Stock with respect to all awards measured in common stock that may be granted to any individual under the Incentive Plan;

     o increase the maximum dollar amount that may be paid with respect to all awards measured in cash; or

     o    modify the requirements as to eligibility for awards;

      Additionally, stockholder approval is necessary if an amendment (1) is required by the stock exchange or national market system on which the Common Stock is listed or (2) will disqualify any incentive stock option granted under the Incentive Plan.

      The Incentive Plan is administered by the Compensation Committee. Subject to the provisions of the Incentive Plan, the Compensation Committee has the authority, among other things, to do the following:

     o    determine eligibility for participation;

     o    determine eligibility for and the type and size of awards;

     o issue administrative guidelines and make rules as an aid to administer the Incentive Plan;

     o    grant waivers of terms, conditions, restrictions and limitations; and

     o    accelerate the vesting of any award.

TYPES OF AWARDS

      Several types of awards are provided for by the Incentive Plan. The awards may be measured in stock or in cash. An award may be designated as a stock option, stock appreciation right, stock award, stock unit, performance share, performance unit or cash.

      Stock Options. The Incentive Plan provides for the granting of options intended to qualify as incentive stock options, or ISOs, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Incentive Plan also provides for the granting of non-qualified stock options, or NQSOs. ISOs or NQSOs may be granted to employees, while only NQSOs may be granted to non-employee directors and independent contractors. ISOs granted under the Incentive Plan may not be granted at an exercise price less than fair market value of the underlying shares on the date of grant. NQSOs granted under the Incentive Plan may not be granted at an exercise price less than fair market value of the underlying shares on the date of grant unless the Compensation Committee determines otherwise on the date of grant. Unless the Compensation Committee specifies otherwise, options granted under the Incentive Plan become exercisable to the extent of 25% of the grant on each of the first, second, third and fourth anniversary of the grant. Under the Incentive Plan, ISOs and NQSOs expire 10 years after the grant.

      Stock Appreciation Rights. Stock appreciation rights ("SARs") entitle their recipients to receive payments in cash, Common Stock or a combination as determined by the Compensation Committee. Any such payments will represent the appreciation in the market value of a specified number of shares from the date of grant until the date of exercise. Such appreciation will be measured by the excess of the fair market value on the exercise date over the fair market value of the Common Stock, or other valuation (which shall be no less than the fair market value of the Common Stock) on the effective date of grant of SARs or the grant of an award which the SAR replaced.

      Stock Awards. A stock award consists of shares of Common Stock, subject to such terms and conditions as determined by the Compensation Committee. A grantee of a stock award has all of the rights of a holder of shares of Common Stock unless otherwise determined by the Compensation Committee on the date of grant.

      Stock Units. A stock unit is a hypothetical share of Common Stock represented by a notional account established and maintained or caused to be established and maintained by the Company for a grantee of a stock unit. Stock units are subject to such terms and conditions as determined by the Compensation Committee. A stock unit shall provide for payment in shares of Common Stock at such time as the award agreement shall specify. The Compensation Committee has the sole discretion to pay the stock unit in Common Stock, cash or a combination.

      Performance Shares. A performance share consists of a share or shares of Common Stock, subject to such terms and conditions as determined by the Compensation Committee. Such terms and conditions may include, among other things, a determination of performance goals which will determine the number and/or value of the performance shares that will be paid out or distributed. The Compensation Committee has the sole discretion to pay the performance share in Common Stock, cash or a combination.

      Performance Unit. A performance unit is a hypothetical share or shares of Common Stock represented by a notional account established and maintained or caused to be established and maintained by the Company for a grantee of a performance unit. Performance units are subject to such terms and conditions as determined by the Compensation Committee. Such terms and conditions may include, among other things, a determination of performance goal or goals which will determine the number and/or value of the performance units that will be accrued. The Compensation Committee has the sole discretion to pay the performance share in Common Stock, cash or a combination.

      Cash Awards. The Compensation Committee may grant cash awards subject to such terms and conditions as it determines appropriate.

      Subject to certain criteria, Compensation Committee has the sole discretion to designate awards as performance-based awards if it determines that such compensation might not be tax deductible by the Company under Section 162(m) of the Code. The Compensation Committee may use the following performance measures (either individually or in any combination) to set performance goals with respect to awards intended to qualify as performance-based awards: net sales; pretax income before allocation of corporate overhead and bonus; budget; cash flow; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes;
earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; increase in number of customers; and/or reductions in costs. The material terms of performance goals must be approved by the Company's stockholders. Additionally, the material terms of performance goals must be disclosed and reapproved by the Company's stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company's stockholders previously approved such performance goals.

      In the event a grantee's employment with the Company is terminated due to death or disability, all non-vested portions of awards are forfeited. All vested portions of stock options or SARs remain exercisable during the shorter of the remaining stated term of the stock option or SAR or twelve months following the date of death or disability. If a grantee's employment is terminated for cause, as defined in the Incentive Plan, all awards, whether vested or non-vested, are forfeited. If a grantee's employment is terminated any other reason other than for cause or due to death or disability, all non-vested portions of awards are forfeited and all vested portions of stock options or SARs remain exercisable during the shorter of the remaining stated term of the award or 90 days following the date of termination. Notwithstanding the above, the Compensation Committee may, in its discretion, provide that:

     o the vesting of any or all non-vested portions of stock options or SARs held by a grantee on the date of his or her death or termination shall be accelerated and remain exercisable for the term of the stock option or SAR;

     o any or all vested portions of non-qualified stock options or SARs held by a grantee on the date of his or her death or termination shall remain exercisable until a date that occurs on or prior to the date the stock option or SAR is scheduled to expire; and/or

     o any or all non-vested portions of stock awards, stock units, performance shares, performance units and/or cash awards held by a grantee on the date of his or her death or termination shall become vested on a date that occurs on or prior to the date the award is scheduled to vest.

      Generally, all awards under the Incentive Plan are nontransferable except by will or in accordance with the laws of descent and distribution. Stock options and SARs are exercisable only by the grantee during his or her lifetime. The Compensation Committee, in its discretion, may permit the transferability of a stock option (other than an ISO) by a grantee to members of his or her immediate family or trusts or other similar entities for the benefit of such person.

CHANGE IN CONTROL

      Upon the occurrence of a change in control of the Company, as defined in the Incentive Plan, with certain exceptions, the Compensation Committee has the discretion to, among other things, accelerate the vesting and payout of outstanding awards or provide that an award be assumed by the entity which acquires control of the Company or be substituted by a similar award under such entity's compensation plan.

FEDERAL TAX ASPECTS OF THE INCENTIVE PLAN

      The Company believes that, under the present law, the following are the federal tax consequences generally arising with respect to awards granted under the Incentive Plan. The grant of an option or SAR will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an option other than an ISO, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise; the Company will be entitled to a deduction for the same amount. The treatment of an optionee on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

      With respect to other awards granted under the Incentive Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of shares or other property received; the Company will be entitled to a deduction for the same amount. With respect to awards that are settled in stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; the Company will be entitled to a deduction for the same amount. Different tax rules may apply with respect to participants who are subject to Section 16 of the 1934 Act.

PREVIOUSLY GRANTED OPTIONS UNDER THE INCENTIVE PLAN

      The following table sets forth certain information as of April 7, 2000 with respect to options granted under the Incentive Plan since inception to (i) the Named Executives; (ii) all current executive officers as a group; (iii) each nominee for election as a Director; (iv) all current Directors who are not executive officers as a group; (v) each associate of any of such Directors, executive officers or nominees; (vi) each person who has received or is to receive 5% of such options or rights; and (vii) all employees, including all current officers who are not executive officers, as a group:

                                                           OPTIONS GRANTED        WEIGHTED AVERAGE
NAME                                                   THROUGH APRIL 7, 2000 (1)   EXERCISE PRICE (1)
----                                                   ---------------------       --------------
Wijeyaraj Mahadeva....................................        470,250                  $12.219

Lakshmi Narayanan.....................................         82,500                   12.219

Gordon Coburn.........................................         74,500                   12.219

Francisco D'Souza.....................................         72,750                   12.219

Anthony Bellomo.......................................         27,000                   54.563

Victoria Fash.........................................         27,000                   54.563

Robert W. Howe........................................            --                      --

John Klein............................................            --                      --

Venetia Kontogouris...................................         27,000                   65.00

All current executive officers as a group (4 persons).        700,000                   12.219

All current Directors who are not executive
officers as a group  (5 persons)......................         81,000                   58.04

All employees, including all current officers who
are not executive officers as a group (104 persons)...        685,500                   20.03

      As of April 7, 2000, the market value of the Common Stock underlying the Incentive Plan was $52.25 per share.

---------------

(1)  Adjusted  to  reflect  the  Company's   two-for-one   forward  stock  split
recapitalization effected in March 2000.

PROPOSED AMENDMENT

      Stockholders are being asked to consider and vote upon a proposed amendment to the Incentive Plan to increase the maximum number of shares of Class A Common Stock available for issuance under the Incentive Plan from 2,000,000 to 3,000,000 shares and to reserve an additional 1,000,000 shares of Class A Common Stock of the Company for issuance upon the exercise of stock options or other awards granted under the Incentive Plan.

      The Board of Directors believes that the amendment provides an important inducement to recruit and retain the best available personnel and will assist in aligning the interests of such personnel with those of the Company.

      The Board of Directors recommends a vote FOR the approval of the Amendment to the Incentive Plan to increase the maximum number of shares of Class A Common Stock available for issuance under the Incentive Plan from 2,000,000 to 3,000,000 shares and to reserve an additional 1,000,000 shares of Class A Common Stock of the Company for issuance upon the exercise of stock options granted or for the issuance of other awards granted under the Incentive Plan.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Board of Directors of the Company has, subject to stockholder approval, retained PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending December 31, 2000. PricewaterhouseCoopers LLP also served as independent accountants of the Company for 1999. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as accountants.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2000.

      One or more representatives of PricewaterhouseCoopers LLP is expected to attend the Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

                             STOCKHOLDERS' PROPOSALS

      Stockholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 2001 Annual Meeting of Stockholders must advise the Secretary of the Company of such proposals in writing by December 29, 2000.

                                  OTHER MATTERS

      The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                     GENERAL

      The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy
Statement, and the entire cost of such solicitation will be borne by the Company.

      In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by Directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

      Certain information contained in this Proxy Statement relating to the occupations and security holdings of Directors and officers of the Company is based upon information received from the individual Directors and officers.

      COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS STOCKHOLDERS OF RECORD ON APRIL 7, 2000, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO THE SECRETARY OF THE COMPANY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

      PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.


                                       By Order of the Board of Directors


                                       /s/ Gordon Coburn

                                       Gordon Coburn,
                                       Secretary

Teaneck, New Jersey
April 27, 2000.

                   COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby constitutes and appoints Wijeyaraj Mahadeva and Gordon Coburn, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of CLASS A Common Stock of Cognizant Technology Solutions Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Teaneck Marriott at Glenpointe, 100 Frank W. Burr Boulevard, Teaneck, New Jersey at 10:00 A.M., local time, on Tuesday, May 23, 2000 and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                         (CONTINUED FROM REVERSE SIDE)

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

1.   ELECTION OF DIRECTORS.
                                             Nominees:   Wijeyaraj Mahadeva
                                                         Anthony Bellomo
VOTE FOR all nominees                         |   |      Victoria Fash
                                                         Robert W. Howe
FOR, except vote withheld from the following             John Klein and
nominees, (if any):                                      Venetia Kontogouris

------------------------------------

VOTE WITHHELD from all nominees               |   |


2. APPROVAL OF PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS B COMMON STOCK FROM 15,000,000 TO 25,000,000.

FOR   |   |                  AGAINST    |   |                  ABSTAIN   |   |


3.   APPROVAL OF  PROPOSAL TO  AMEND THE  COMPANY'S  1999 INCENTIVE COMPENSATION
PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES AVAILABLE UNDER THE PLAN FROM 2,000,000 TO 3,000,000.

FOR   |   |                  AGAINST    |   |                  ABSTAIN   |   |


4.   APPROVAL    OF     PROPOSAL     TO    RATIFY     THE     APPOINTMENT     OF
PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2000.

FOR   |   |                  AGAINST    |   |                  ABSTAIN   |   |


5. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

   Dated:                                 NOTE:  This proxy must be signed
        ---------------------------       exactly as the name appears hereon.
                                          When shares are held by joint
   --------------------------------       tenants, both should sign.  If the
   Signature of Stockholder               signer is a corporation, please sign
                                          full corporate name by duly authorized
   --------------------------------       officer, giving full title as such. If
   Signature of Stockholder if held       the signer is a partnership, please
   jointly                                sign in partnership name by authorized
                                          person.
I will | | will not | | attend the
Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                   COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby constitutes and appoints Wijeyaraj Mahadeva and Gordon Coburn, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of CLASS B Common Stock of Cognizant Technology Solutions Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Teaneck Marriott at Glenpointe, 100 Frank W. Burr Boulevard, Teaneck, New Jersey at 10:00 A.M., local time, on Tuesday, May 23, 2000 and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                         (CONTINUED FROM REVERSE SIDE)

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

1.   ELECTION OF DIRECTORS.
                                             Nominees:   Wijeyaraj Mahadeva
                                                         Anthony Bellomo
VOTE FOR all nominees                         |   |      Victoria Fash
                                                         Robert W. Howe
FOR, except vote withheld from the following             John Klein and
nominees, (if any):                                      Venetia Kontogouris

------------------------------------

VOTE WITHHELD from all nominees               |   |


2. APPROVAL OF PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS B COMMON STOCK FROM 15,000,000 TO 25,000,000.

FOR   |   |                  AGAINST    |   |                  ABSTAIN   |   |


3.   APPROVAL OF  PROPOSAL TO  AMEND THE  COMPANY'S  1999 INCENTIVE COMPENSATION
PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES AVAILABLE UNDER THE PLAN FROM 2,000,000 TO 3,000,000.

FOR   |   |                  AGAINST    |   |                  ABSTAIN   |   |


4.   APPROVAL    OF     PROPOSAL     TO    RATIFY     THE     APPOINTMENT     OF
PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2000.

FOR   |   |                  AGAINST    |   |                  ABSTAIN   |   |


5. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

   Dated:                                 NOTE:  This proxy must be signed
        ---------------------------       exactly as the name appears hereon.
                                          When shares are held by joint
   --------------------------------       tenants, both should sign.  If the
   Signature of Stockholder               signer is a corporation, please sign
                                          full corporate name by duly authorized
   --------------------------------       officer, giving full title as such. If
   Signature of Stockholder if held       the signer is a partnership, please
   jointly                                sign in partnership name by authorized
                                          person.
I will | | will not | | attend the
Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.